SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2003

PharmaNetics, Inc.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

0-25133	56-2098302
(Commission file Number)	(IRS Employer ID Number)

9401 Globe Center Drive, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 919-582-2600

NA

(Former name or former address, if changed since last report)

Item 5.	Other Events.

On October 23, 2003, PharmaNetics and Bayer Corporation reached an agreement to extend the term of their global distribution agreement for another year, from December 31, 2003 to December 31, 2004. Pursuant to the terms of the global distribution agreement, originally entered into in 1998, Bayer serves as the distributor of PharmaNetics’ products, including routine and specialty test cards, controls and analyzers. The prices charged to Bayer are variable based on purchase volumes. A copy of the amendment to the distribution agreement is filed as an exhibit to this report.

Item 7.	Exhibits

(c) Exhibits

10.41*	Amendment #1 to Amended and Restated Distribution Agreement, dated October 23, 2003, by and between the Company and Bayer Corporation.

*	Confidential Treatment Requested

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMANETICS, INC.

Date: October 28, 2003	/s/ John P. Funkhouser

John P. Funkhouser President and Chief Executive Officer